Exhibit 99.1

Ramaco Rare Earth Project Awarded $6.1 Million Matching Grant

From Wyoming Energy Authority

LEXINGTON, Ky., March 17, 2025 /PRNewswire/ -- Ramaco Resources, Inc. (NASDAQ: METC, METCB) ("Ramaco Resources" or the "Company") is pleased to announce that it has received a $6.1 million matching grant authorized by Wyoming Governor Mark Gordon and issued by the Wyoming Energy Authority for Ramaco’s Wyoming CORE (Carbon Ore Rare Earth) Brook Mine project. The funding will match Ramaco’s significant future investment in constructing and equipping a rare earth and critical minerals pilot processing facility north of Sheridan, Wyoming.

Ramaco stands at the forefront of pioneering rare earth and critical minerals processing and carbon ore-to-products research, with a state-of-the-art research park to be constructed adjacent to the 16,000-acre Brook Mine property in northern Wyoming. Ramaco’s proposed new rare earth elements ("REE") and critical mineral Brook mine would be the first new rare earth mine opened in the United States since 1952.

“For over 15 years, Ramaco has proudly called Sheridan home and invested in the people and economy of Wyoming. The recent discovery that our state’s rich coal resources also contain the rare earth and critical minerals our country so desperately needs, now puts Wyoming at the center of delivering on our nation’s energy and national security requirements. Ramaco is proud to have the support of Governor Gordon and to invest alongside the Wyoming Energy Authority’s matching grant in the Wyoming CORE Brook Mine Project in Sheridan. The Wyoming legislature had the foresight to fund this program. Now Governor Gordon, and the Authority are putting it to good use by creating new jobs and economic development for the people of Wyoming. After many years of investment, we are now moving this project of national importance forward and we are committed to making our community and Wyoming proud.” said Randall Atkins, Chairman and CEO, Ramaco Resources, Inc.

Ramaco seeks to extract valuable REE and critical minerals from unconventional coal and carbonaceous ore deposits contained at the mine. The Brook mine has been called one of the largest unconventional deposits of these elements in the world by the U.S. Department of Energy's National Energy Technology Laboratory.

Funding from the State of Wyoming is dedicated to design, construct, and equip a facility deploying innovative technologies to produce concentrated mixed rare earth oxides and other critical minerals from Wyoming’s abundant coal resources. The planned facility will be an enclosed structure located on Ramaco owned property which is industrial zoned- I-2 with initial construction scheduled to begin in the Fall of 2025. We believe that the facility will be the first in the nation to deploy advanced, energy efficient technologies to convert carbon ores through beneficiation and hydrometallurgy to produce mixed rare earth oxides and separated oxides.

About Ramaco Resources, Inc.

Ramaco Resources, Inc. is an operator and developer of high-quality, low-cost metallurgical coal in southern West Virginia, and southwestern Virginia and a developing producer of coal, rare earth and critical minerals in Wyoming. Its executive offices are in Lexington, Kentucky, with operational offices in Charleston, West Virginia and Sheridan, Wyoming. The Company currently has four active metallurgical coal mining complexes in Central Appalachia and one coal mine and rare earth development near Sheridan, Wyoming in the initial stages of production. In 2023, the Company announced that a major deposit of primary magnetic rare earths and critical minerals was discovered at its mine near Sheridan, Wyoming. Contiguous to the Wyoming mine, the Company operates a carbon research and pilot facility related to the production of advanced carbon products and materials from coal. In connection with these activities, it holds a body of roughly 60 intellectual property patents, pending applications, exclusive licensing agreements and various trademarks. News and additional information about Ramaco Resources, including filings with the Securities and Exchange Commission, are available at https://www.ramacoresources.com. For more information, contact investor relations at (859) 244-7455.

Point of Contact:

INVESTOR RELATIONS: info@ramacometc.com or 859-244-7455

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Ramaco Resources’ expectations or beliefs concerning guidance, future events, anticipated revenue, future demand and production levels, macroeconomic trends, the development of ongoing projects, costs and expectations regarding operating results, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ramaco Resources’ control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. These factors include, without limitation, unexpected delays in our current mine development activities, the ability to successfully ramp up production at our complexes in accordance with the Company’s growth initiatives, failure of our sales commitment counterparties to perform, increased government regulation of coal in the United States or internationally, the further decline of demand for coal in export markets and underperformance of the railroads, the expected benefits of the Ramaco Coal and Maben acquisitions to the Company’s shareholders, and the Company's ability to successfully develop the Brook Mine, including whether the increase in the Company's exploration target and estimates for such mine are realized. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ramaco Resources does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ramaco Resources to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in Ramaco Resources’ filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The risk factors and other factors noted in Ramaco Resources’ SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.